UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): NOVEMBER 16, 2015

SCRIPPS NETWORKS INTERACTIVE, INC.

(Exact name of Registrant as Specified in Its Charter)

Ohio	1-34004	61-1551890
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9721 Sherrill Boulevard Knoxville, Tennessee		37932
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: (865) 694-2700

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On May 18, 2015, Scripps Networks Interactive, Inc. (the “Company”) discussed in an exhibit to its Current Report on Form 8-K certain debt that was to be assumed as part of the Company’s acquisition of N-Vision B.V. (“N-Vision”) for a majority of the shares of TVN S.A. (“TVN”) and subsequent tender offer for the remaining outstanding shares of TVN.

On October 16, 2015, TVN Finance Corporation III AB (“TVN Finance Corp.”), an indirect wholly-owned subsidiary of the Company, notified the holders of its 7.875% Senior Notes due 2018 that it would be executing a full early redemption of the notes (the “Early Redemption”) in the amount of €118.9 million, comprised of principal of €116.6 million, accrued but unpaid interest of a nominal amount and premium of €2.3 million. The Early Redemption was completed on November 16, 2015 as anticipated.

On October 16, 2015, TVN Finance Corp notified the holders of its 7.375% Senior Notes due 2020 that it would be executing a partial prepayment (the “Prepayment”) in the amount of €45.6 million, comprised of principal of €43.0 million, accrued but unpaid interest of €1.3 million and premium of €1.3 million. The Prepayment was completed on November 16, 2015 as anticipated.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

SCRIPPS NETWORKS INTERACTIVE, INC.

Date: November 18, 2015	By:	/s/ Lori A. Hickok
Lori A. Hickok
Executive Vice President and Chief Financial Officer